BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
J.W. BROWN (1911-1995)       CINCINNATI, OHIO  45202
JAMES R. CUMMINS             TELEPHONE (513) 381-2121
ROBERT S BROWN               TELECOPIER (513) 381-2125              OF COUNSEL
DONALD S. MENDELSOHN                                           GILBERT BETTMAN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JEFFREY R. TEETERS
JOANN M. STRASSER
     _______


                               December 27, 1996


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

Gentlemen:

        This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 6 of AmeriPrime Funds (the "Trust").

        We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

        Based upon the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

        We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 6 referred to above.

                                  Very truly yours,

                                  /s/ Brown, Cummins & Brown Co., L.P.A.
                                  ---------------------------------------
                                  BROWN, CUMMINS & BROWN CO., L.P.A.


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